ACCOUNTANTS' CONSENT


                                                               Exhibit 23(b)


            CONSENT OF LALLMAN, FELTMAN, SHELTON & PETERSON, P.A.


We hereby consent (i) to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of JWGenesis Financial Corp. ("JWGenesis"), of our report dated January 30, 1998, on the financial statements of Genesis Merchant Group Securities, LLC for each of the three fiscal years ended December 31, 1997, 1996, and 1995 included in or made a part of JWGenesis' Registration Statement on Form S-4 and (ii) to the use of all references to our firm in such registration statement.




/s/ Lallman, Feltman, Shelton & Peterson, P.A.


Ketchum, Idaho

January 5, 1999